UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2021

AAON, INC.
(Exact name of Registrant as Specified in Charter)

Nevada			0-18953	87-0448736
(State or Other Jurisdiction			(Commission File Number: )	(IRS Employer Identification No.)
of Incorporation)

2425 South Yukon Ave.,	Tulsa,	Oklahoma		74107
(Address of Principal Executive Offices)				(Zip Code)

(Registrant's telephone number, including area code): (918) 583-2266

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	AAON	NASDAQ

Item 1.01         Completion of Acquisition or Disposition of Assets.
BasX Acquisition

On December 10, 2021, AAON, Inc. (the “Company”) completed the acquisition of all of the issued and outstanding equity ownership interests of BasX, LLC, an Oregon limited liability company doing business as BasX Solutions (“BasX”), for a purchase price of (i) $100 million payable in cash, and (ii) up to $80 million in the aggregate of contingent consideration payable in shares of the Company’s common stock, par value $0.004 per share (the “Shares”). The potential future issuance of the Shares is contingent upon BasX meeting certain post-closing earn-out milestones during each of 2021, 2022 and 2023. The Company funded the BasX acquisition cash portion of the purchase price and related transaction costs with cash on hand and borrowings under its Amended and Restated Loan Agreement (entered into on November 24, 2021).

Additionally, as a condition to closing, the Company entered into a real estate purchase agreement with BasX Properties, LLC, an affiliate of BasX, to acquire the principal real property and improvements utilized by BasX for an additional $22 million, subject to customary closing conditions and adjustments. The Company expects this real estate transaction to close by the end of the first quarter of 2022.

Item 3.02        Unregistered Sales of Equity Securities.

The disclosure set forth in Item 1.01 is incorporated into this Item 3.02 by reference. The Company intends to issue the Shares, when and to the extent earned, in reliance on the exemption from registration requirements under the Securities Act of 1933, as amended (the “Securities Act”) pursuant to Section 4(a)(2) thereof and rules and regulations promulgated thereunder. The Company will rely upon representations, warranties, certifications and agreements of the Seller Parties and certain others in support of the satisfaction of the conditions contained in Section 4(a)(2) of the Securities Act and rules and regulations promulgated thereunder.

Item 7.01     Regulation FD Disclosure.

On December 13, 2021, the Company issued a press release, filed as Exhibit 99.1 to this Current Report on Form 8-K, announcing the completion of the BasX acquisition. The press release is incorporated by reference in this Current Report on Form 8-K.

All statements in the press release and the BasX Presentation, incorporated by reference in the press release, other than historical financial information, may be deemed “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “expects”, “anticipates”, “intends”, “plans”, “believes”, “seeks”, “estimates”, “should”, “will”, and variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. Investors and readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. The Company undertakes no obligation to update publicly any forward-looking statements contained in the BasX Presentation, whether as a result of new information, future events or otherwise. Important factors that could cause results to differ materially from those in the forward-looking statements include, but are not necessarily limited to (1) the timing and extent of changes in raw material and component prices, (2) the effects of fluctuations in the commercial/industrial new construction market, (3) the timing and extent of changes in interest rates, as well as other competitive factors during the year, and (4) general economic, market or business conditions.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01 of this Current Report on Form 8-K and the exhibits attached hereto are deemed to be “furnished” and shall not be deemed "filed" for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information and exhibits be deemed incorporated by reference in any filing.

Item 9.01    Financial Statements and Exhibits

(d)    Exhibits

Exhibit Number	Description

99.1	Press release dated December 13, 2021 announcing the completion of the BasX acquisition.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AAON, INC.

Date:	December 14, 2021	By:	/s/ Luke A. Bomer
Luke A. Bomer, Secretary